                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-12649 and 333-12659 of House of Fabrics, Inc. on Form S-8 of our report dated April 23, 1997, appearing in the Annual Report on Form 10-K of House of Fabrics, Inc. for the year ended January 31, 1997.


DELOITTE & TOUCHE LLP

Costa Mesa, California
April 29, 1997